As filed with the Commission on September 25, 1996
                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ---------------------------

                       Johnstown America Industries, Inc.
             (Exact name of registrant as specified in its charter)



           Delaware                                      25-1672791
          ----------                                    ------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)




                            980 North Michigan Avenue

                             Chicago, Illinois 60611
                             -----------------------

               (Address of principal executive offices) (zip code)



                       Johnstown America Industries, Inc.

                             1993 Stock Option Plan
                             ----------------------


                            (Full title of the plan)




                              Kenneth M. Tallering

                  Vice President, General Counsel and Secretary

                       Johnstown America Industries, Inc.

                            980 North Michigan Avenue

                             Chicago, Illinois 60611
                             -----------------------

                     (Name and address of agent for service)


                                 (312) 280-8844
                                 --------------
          (Telephone number, including area code, of agent for service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities to participants in the 401(k) plans listed above will be effected pursuant to purchases in the open market.

                         CALCULATION OF REGISTRATION FEE



Title of securities             Amount to be      Proposed maximum            Proposed maximum              Amount of
to be registered (1)            registered        offering price per share    (aggregate offering price     registration fee
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    325,000 shares            $3.25                     $1,056,250                     $364

- ------------------------------  --------------    ------------------------    --------------------------    -----------------

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported for shares of the Common Stock on the Nasdaq Stock Market on September 20, 1996.

            STATEMENT PURSUANT TO GENERAL INSTRUCTION E. OF FORM S-8

               The contents of the Company's Registration Statement on Form S-8 (Registration No. 33-73478) filed with the Commission on January 10, 1994, is hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed with the Commission solely for the purpose of registering additional shares of the Company's Common Stock issuable under the Company's 1993 Stock Option Plan.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on the 19th day of September, 1996.

                                    Johnstown America Industries, Inc.

                                    By:   /s/ Thomas M. Begel
                                          -------------------
                                          Thomas M. Begel
                                          Chairman of the Board, President and
                                          Chief Executive Officer

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Begel, Andrew M. Weller and Kenneth M. Tallering and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                         Date
- ---------                      -----                         ----
 /s/ Thomas M. Begel        Chairman of the Board,           September 19, 1996
- --------------------------  President and Chief Executive
Thomas M. Begel             Officer
                            (Principal Executive Officer)

 /s/ Andrew M. Weller       Director, Executive Vice         September 19, 1996
- --------------------------  President and Chief Financial
Andrew M. Weller            Officer (Principal Financial and
                            Principal Accounting Officer)


 /s/ Camillo Santomero      Director                         September 19, 1996
- -------------------------
Camillo Santomero

 /s/ R. Philip Silver       Director                         September 19, 1996
- -------------------------
R. Philip Silver

 /s/ Francis A. Stroble     Director                         September 19, 1996
- -------------------------
Francis A. Stroble

                                  EXHIBIT INDEX


       Exhibit
       Number                      Description

         5.1 Opinion of Winston & Strawn as to the legality of the securities offered under the Johnstown America Industries, Inc.
               1993 Stock Option Plan

        23.1   Consent of Arthur Andersen LLP

        23.2   Consent of Winston & Strawn (included in Exhibit 5.1 hereto)

        24.1   Powers of Attorney (included on the signature page hereof)